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                                                               EXHIBIT 12.1

                                  Servico, Inc.
         Statements of computation of ratio of earnings to fixed charges

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                                                                                              Three months ended
                                                                                                   March 31
                                   1998        1997        1996        1995        1994        1999        1998
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
Fixed Charges:
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Interest Expense                 $ 30,378    $ 25,909    $ 29,443    $ 17,903    $ 12,554    $ 19,128    $  7,846
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Dividend On Convertible             6,475           0           0           0           0       3,159           0
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Interest Capitalized During
    the Period                      3,499       1,650         644         632         506       1,874         642
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Portion Of Rent Expense
    Representative of Interest      1,419         960         817         757         627         355         240
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Total Fixed Charges                41,771      28,519      30,904      19,292      13,687      24,516       8,728
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Earnings
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Income Before Income Tax
   and Extraordinary Item          (5,242)     20,949      11,773       6,514       4,636      (4,070)      4,995
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Add Back Minority Interest          1,436         960       2,060         572         171         744          94
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Income Before Income Tax,

   Extraordinary Item & M.I        (3,806)     21,909      13,833       7,086       4,807      (3,326)      5,089
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Fixed Charges Per Above            41,771      28,519      30,904      19,292      13,687      24,516       8,728
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Less Interest Capitalized          (3,499)     (1,650)       (644)       (632)       (506)     (1,874)       (642)
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Add Current Period
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     Amortization Of Interest         470         279         205         132          73         140         102
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Total Earnings                     34,936      49,057      44,298      25,878      18,061      19,456      13,277
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Ratio Of Earnings To Fixed
     Charges                         0.84        1.72        1.43        1.34        1.32        0.79        1.52
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